FOR IMMEDIATE RELEASE

FB FINANCIAL CORPORATION ANNOUNCES
RESCHEDULED 2020 FIRST QUARTER EARNINGS CALL

NASHVILLE, Tenn. - (April 28, 2020) - FB Financial Corporation (“FB Financial” or “the Company”) (NYSE:FBK) announced today that that the company had to postpone its conference call to discuss first quarter results due to a network outage at the conference call provider. The call has now been rescheduled for Wednesday, April 29 at 8:00 a.m. Central Time, and the earnings conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/33951

For investors or analysts who want to attend the call, the listen only dial-in number is 877-256-3271, confirmation code 21961270. For those unable to listen live, a 12 month online replay of the webcast will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at investors.firstbankonline.com.

About FB Financial Corporation
FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 73 full-service bank branches across Tennessee, Kentucky, North Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $6.7 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	Robert Hoehn
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	rhoehn@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com